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Exhibit 10.1      Technology Assignment Agreement with Gibraltar Clearing, Inc.


                         TECHNOLOGY ASSIGNMENT AGREEMENT


This Technology Assignment Agreement ("Agreement") is entered to be effective as of June 18, 2002 between Gibraltar Clearing, Inc., a Nevada corporation ("Developer"), and Bentley Communications Corp., a Florida corporation (the "Company").

WHEREAS, Developer has created the business model, demonstrated the concept of a Internet based licensed stock brokerage/clearing firm that allows the use of an ATM Card with PIN technology to facilitate cash deposits and withdrawals to and from brokerage accounts, and established relationships to implement the business model and streamline "back office" procedures for the financial services industry (the "Technology") based upon its own effort and expense; and

WHEREAS, Developer no longer has access to sufficient funds to further develop and maintain the Technology and desires to assign the Technology to the Company in exchange for the purchase price of Two Hundred Thousand Dollars (the "Purchase Price"), and subject to the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.       Assignment

Developer hereby assigns to the Company exclusively throughout the world all right, title and interest (choate or inchoate) in (i) the subject matter referred to as the Technology, (ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, know-how, materials and tools relating thereto or to the development, support or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights, sui generis database rights, and all other intellectual and industrial property rights of any sort and all business, contract rights, causes of action, and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing (collectively "Intellectual Property").

2.       Consideration

The Company agrees to pay to Developer the Purchase Price in shares of the Company's common stock. The Developer shall receive Twenty Million (20,000,000) shares of the Company's $.0001 par value common stock (the "Shares"). The Shares shall be the only consideration required of the Company with respect to the subject matter of this Agreement. A legend to the following effect will be placed on any certificates representing the Shares:


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"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY."

The Company agrees to file a registration statement on Form SB-2 covering the resale of Ten Million (10,000,000) shares at its own cost and expense. The registration statement shall be filed promptly following the audit of the Company for the year ended June 30, 2002. Further, the Company agrees to promptly enter written employment agreements with L.D. Serafino and C. Bragg and to appoint L.D. Serafino to the Company's board of directors.

3.       Further Assurances; Moral Rights; Competition; Marketing

3.1 Developer agrees to assist the Company in every legal way to evidence, record and perfect the Section 1 assignment and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned rights. If the Company is unable for any reason whatsoever to secure the Developer's signature to any document it is entitled to under this Section 3.1, Developer hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact with full power of substitution to act for and on his behalf and instead of Developer, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Developer.

3.2 To the extent allowed by law, Section 1 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral" or the like (collectively "Moral Rights"). To the extent Developer retains any such Moral Rights under applicable law, Developer hereby ratifies and consents to, and provides all necessary ratifications and consents to, any action that may be taken with respect to such Moral Rights by or authorized by Company; Developer agrees not to assert any Moral Rights with respect thereto. Developer will confirm any such ratifications, consents and agreements from time to time as requested by Company.

4.       Confidential Information

Developer will not use or disclose anything assigned to the Company hereunder or any other technical or business information or plans of the Company, except to the extent Developer (i) can document that it is generally available (through no fault of Developer) for use and disclosure by the public without any charge, license or restriction. Developer recognizes and agrees that there is no adequate remedy at law for a breach of this Section 4, that such a breach would irreparably harm the Company and that the Company is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach in addition to any other remedies.


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5.       Warranty

Developer represents and warrants to the Company that the Developer: (i) was the sole owner (other than the Company) of all rights, title and interest in the Intellectual Property and the Technology, (ii) has not assigned, transferred, licensed, pledged or otherwise encumbered any Intellectual Property or the Technology or agreed to do so, (iii) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1, (iv) is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the Intellectual Property or the Technology, and (v) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property.

6.       Miscellaneous

This Agreement is not assignable or transferable by Developer without the prior written consent of the Company; any attempt to do so shall be void. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified U.S. mail, postage prepaid to the respective addresses of the parties as set below (or such other address as a party may designate by ten (10) days notice). No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of Nevada and the United States without regard to conflicts of laws provisions thereof. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys' fees. The terms of this Agreement are confidential to the Company and no press release or other written or oral disclosure of any nature regarding the compensation terms of this Agreement shall be made by Developer without the Company's prior written approval; however, approval for such disclosure shall be deemed given to the extent such disclosure is required to comply with governmental rules. Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.


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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


                                  Gibraltar Clearing, Inc., a Nevada corporation



                                  By: /s/Delores Serafino
                                      --------------------------
                                  Name: Delores Serafino
                                  Title: President


                                  Bentley Communications Corp.



                                  By: /s/Gordon Lee
                                      --------------------------
                                  Name: Gordon Lee
                                  Title: President